Exhibit 99.1

Absci Reports First Quarter 2022 Financial and Operating Results
VANCOUVER, Wash. May 11, 2022 – Absci Corporation (Nasdaq: ABSI), the drug and target discovery company harnessing deep learning AI and synthetic biology to expand the therapeutic potential of proteins, today reported financial and operating results for the quarter ended March 31, 2022.
"We've made great progress so far this year on all fronts - advancing existing partnered programs, embarking on new collaborations, and enhancing our technology platform," said Sean McClain, founder and CEO. "It's been especially exciting to share publicly some of our AI breakthroughs and progress toward fully in silico drug creation; we expect to continue this momentum both through our collaboration with NVIDIA and with the opening of our new AAIR Lab in New York. Our technology achievements are supporting the most robust business development pipeline we've seen to date, and we are looking forward to building on our accomplishments over the remainder of the year."

First Quarter and Recent Highlights
•Entered into a research collaboration with Merck for Bionic™ Enzyme generation, and Merck has the option to nominate up to three targets and enter into a drug discovery collaboration (up to $610 million in upfront fees and milestone payments, as well as research funding and tiered royalties on sales).
•Unveiled two drug discovery machine learning (ML) breakthroughs: an ML model for quantitative prediction of antibody target affinity, allowing computational predictions of binding strength, and an ML model to score "naturalness" of antibody variants. Naturalness is a parameter that Absci shows is associated positively with molecule developability and negatively with immunogenicity. These breakthroughs are expected to improve efficiencies in the drug discovery process and provide tools to mitigate risks in drug development.
•Announced a collaboration with NVIDIA to accelerate and scale Absci’s in silico ML pipeline.
•Opened the Absci AI Research (AAIR) Lab in New York City's Carnegie Hall Tower to serve as a hub of Absci’s AI research, building on Absci's recent successes as it continues to advance the nature and scope of in silico design of therapeutic proteins.
•Signed three new Active Programs for drug discovery activities year to date, and are on track to meet our guidance of at least eight new Active Programs for 2022, representing 60% year-over-year growth.

Exhibit 99.1

First Quarter 2022 Financial Results and Projections
Cash and cash equivalents as of March 31, 2022 was $226.0 million, as compared to $252.6 million as of December 31, 2021, representing sufficient cash and cash equivalents to fund our operations through the end of 2024.
Research and development expenses were $15.8 million for the first quarter of 2022, as compared to $7.1 million for the first quarter of 2021. This increase was primarily driven by growth in our team and related personnel costs, increased lab operation costs, and additional investments in platform expansion, including data initiatives and AI capabilities.
Selling, general, and administrative expenses were $10.9 million for the first quarter of 2022, as compared to $4.7 million for the first quarter of 2021. This increase was primarily due to personnel-related costs and other expenses related to operating as a publicly traded company.
Net loss was $29.5 million for the first quarter of 2022, as compared to $11.0 million for the first quarter of 2021.
2022 Outlook
Absci reiterates its guidance to add at least eight new Active Programs for 2022, representing 60% year-over-year growth.
Absci maintains its full year 2022 guidance of expecting a net decrease in cash, cash equivalents, and restricted cash of approximately $120 million, which includes one-time, time-based disbursements totaling $10.5 million from restricted cash associated with the Denovium and Totient acquisitions.

About Absci
Absci is the drug and target discovery company harnessing deep learning AI and synthetic biology to expand the therapeutic potential of proteins. We built our Integrated Drug Creation™ Platform to identify novel drug targets, discover optimal biotherapeutic candidates, and generate the cell lines to manufacture them in a single efficient process. Biotech and pharma innovators partner with us to create the next generation of protein-based drugs, including those that may be impossible to make with other technologies. Our goal is to enable the development of better medicines by Translating Ideas into Drugs™. For more information visit www.absci.com and follow us on social media: Twitter: @Abscibio, LinkedIn: @absci, and subscribe to our Absci YouTube channel.
Availability of Other Information about Absci

Investors and others should note that we routinely communicate with investors and the public using our website (www.absci.com) and our investor relations website (investors.absci.com), including without

Exhibit 99.1
limitation, through the posting of investor presentations, SEC filings, press releases, public conference calls and webcasts on these websites. The information that we post on these websites could be deemed to be material information. As a result, investors, the media, and others interested in Absci are encouraged to review this information on a regular basis. The contents of our website, or any other website that may be accessed from our website, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Forward-Looking Statements
Certain statements in this press release that are not historical facts are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements containing the words “will,” “pursues,” “anticipates,” “plans,” “believes,” “forecast,” “estimates,” “expects,” and “intends,” or similar expressions. We intend these forward-looking statements, including statements regarding our expectations regarding business operations, financial performance and results of operations, including our expectations and guidance regarding cash, cash equivalents and restricted cash, our projected cash usage and needs, our expectations for the count of new Active Programs, technology development efforts and the application of those efforts, advancements toward in silico drug design, drug discovery and development activities, and research and technology development collaboration efforts, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and we make this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks and uncertainties relating to our ability to effectively collaborate on research, drug discovery and development activities with our partners or potential partners; along with those risks set forth in our most recent periodic report filed with the U.S. Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Investor Contact:
investors@absci.com
Media Contact:
press@absci.com

Exhibit 99.1
Absci Corporation
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
(In thousands, except for share and per share data)	2022	2021
Revenues
Technology development revenue	$454	$940
Collaboration revenue	365	123
Total revenues	819	1,063
Operating expenses
Research and development	15,827	7,050
Selling, general and administrative	10,889	4,685
Depreciation and amortization	2,906	476
Total operating expenses	29,622	12,211
Operating loss	(28,803)	(11,148)
Other expense
Interest expense	(195)	(455)
Other income, net	125	164
Total other expense, net	(70)	(291)
Loss before income taxes	(28,873)	(11,439)
Income tax (expense) benefit	(621)	477
Net loss	(29,494)	(10,962)
Cumulative undeclared preferred stock dividends	—	(995)
Net loss applicable to common stockholders	$(29,494)	$(11,957)

Net loss per share attributable to common stockholders: Basic and diluted	$(0.33)	$(0.70)

Weighted-average common shares outstanding: Basic and diluted	90,272,205	16,980,074

Exhibit 99.1
Absci Corporation
Condensed Consolidated Balance Sheets (unaudited)

	March 31,	December 31,
(In thousands, except for share and per share data)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$226,004	$252,569
Restricted cash	23,014	10,513
Receivables under development arrangements	350	1,425
Prepaid expenses and other current assets	6,593	8,572
Total current assets	255,961	273,079
Operating lease right-of-use assets	6,266	6,538
Property and equipment, net	54,611	52,114
Intangibles, net	54,150	54,992
Goodwill	21,335	21,335
Restricted cash, long-term	1,844	16,844
Other long-term assets	1,293	1,293
TOTAL ASSETS	$395,460	$426,195
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$6,739	$8,385
Accrued expenses	25,641	17,434
Long-term debt, current	2,400	2,400
Operating lease obligations	1,545	1,502
Financing lease obligations	2,766	2,785
Deferred revenue	2,791	1,353
Total current liabilities	41,882	33,859
Long-term debt - net of current portion	531	1,124
Operating lease obligations - net of current portion	8,568	8,969
Finance lease obligations - net of current portion	2,402	3,231
Deferred tax, net	1,359	743
Other long-term liabilities	222	12,162
TOTAL LIABILITIES	54,964	60,088
Commitments (See Note 7)
STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	9	9
Additional paid-in capital	561,029	557,136
Accumulated deficit	(220,519)	(191,025)
Accumulated other comprehensive loss	(23)	(13)
TOTAL STOCKHOLDERS' EQUITY	340,496	366,107
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$395,460	$426,195